EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-228839) pertaining to the 2014 Stock Incentive Plan and the 2017 Stock Incentive Plan of Aurora Mobile Limited of our report dated April 3, 2019, with respect to the consolidated financial statements of Aurora Mobile Limited included in this Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

April 3, 2019